EXHIBIT 10.12

[Form of Mueller Water Products, Inc. 2006 Employee Stock Purchase Plan]

MUELLER WATER PRODUCTS, INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

Approved by the Board of Directors on          , 2006

Approved by Stockholders on                          , 2006

Termination Date:                , 2016

The following constitute the provisions of the 2006 Employee Stock Purchase Plan of Mueller Water Products, Inc.

1.             Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company.  The Company intends that the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code.  The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.             Definitions.

(a)           “Applicable Law” means the legal requirements relating to the administration of an employee stock purchase plan under applicable U.S. state corporate and securities laws, U.S. federal securities laws, the Code, any stock exchange rules or regulations, and the applicable laws of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.

(b)           “Board” means the board of directors of the Company.

(c)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d)           “Committee” means the Board or a committee named by the Board.

(e)           “Common Stock” means the Series A common stock of the Company, par value $0.01 per Share, or any securities into which such stock may be converted.

(f)            “Company” means Mueller Water Products, Inc., a Delaware corporation.

(g)           “Compensation” means base cash compensation and commissions earned by an Employee from the Company or a Designated Subsidiary, but excluding overtime, shift differentials, bonuses, incentive compensation, relocation, expense reimbursements, tuition and other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

(h)           “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee.  Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Administrator, provided that such leave is for a period of not more than three months, unless reemployment upon the expiration of such leave is guaranteed by contract (including Company policy) or statute; or (iv) transfers between the Company and its Designated Subsidiaries.

(i)            “Contributions” means all amounts credited to the account of a Participant pursuant to the Plan.

(j)            “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, a merger, a consolidation, a tender offer, or other capital reorganization of the Company with or into another corporation, including but not limited to:

(i)            The sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act;

(ii)           A merger or consolidation or similar transaction involving the Company if the stockholders of the Common Stock of the Company immediately prior to such transaction do not own a majority of the outstanding common stock of the surviving company or its parent immediately after the transaction in substantially the same proportions relative to each other as immediately prior to such transaction;

(iii)          Any person or group is or becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise (for the purposes of this clause (iii), a member of a group will not be considered to be the “beneficial owner” of the securities owned by other members of the group other than in response to a contested proxy or other control battle); or

(iv)          During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

(k)           “Designated Subsidiary” means a Subsidiary that has been designated by the Committee in its sole discretion, from time to time, as eligible to participate in the Plan with respect to its Employees.

(l)            “Effective Date” means the date on which the registration statement on Form S-1 filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act for the initial public offering of the Company’s Common Stock (the “Registration Statement”) becomes effective; provided, however, except as otherwise determined by the Committee to the extent permitted under the Plan, that no Offering Period shall commence under the Plan until, and the first Offering Date under the Plan shall be, August 1, 2006.

(m)          “Employee” means any person, including an Officer, who is an employee of the Company or its Designated Subsidiaries for tax purposes and who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries; provided, however, that the Committee may establish administrative rules requiring that employment commence some minimum period (not to exceed 30 days) prior to an Offering Date in order to be eligible to participate in the Offering Period beginning on that Offering Date.

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o)           “Fair Market Value” means, as of a given date, the value of the Common Stock determined as follows:  (1) if the Common Stock is listed on any established stock exchange or national market system, the Fair Market Value shall be the closing sales price per Share of the Common Stock (or the closing bid, if no sales were reported) on the date of determination as quoted on such exchange or system on which the Common Stock has the highest average trading volume, as reported in the The Wall Street Journal  or such other source as the Committee deems reliable, (2) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (3) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

(p)           “Offering Date” means the first Trading Day of each Offering Period of the Plan, except as further described in Section 4.

(q)           “Offering Period” means a period of approximately three (3) months generally commencing on February 1, May 1, August 1 and November 1 of each year and generally ending on the following April 30, July 31, October 31 and January 31, respectively, except as further described in Section 4.

(r)            “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)           “Participant” shall mean an Employee who is eligible to, and elects to, be a participant in the Plan as provided in Section 5 and whose participation has not terminated in accordance with the terms of the Plan.

(t)            “Plan” means this 2006 Employee Stock Purchase Plan.

(u)           “Purchase Date” means the last Trading Day of each Offering Period of the Plan.

(v)           “Purchase Price” means, with respect to an Offering Period, an amount equal to a percentage (not less than 85%) established by the Committee (the “Designated Percentage”) of the lesser of (i) the Fair Market Value of a Share of Common Stock on the Offering Date or (ii) the Fair Market Value of a Share of Common Stock on the Purchase Date, as adjusted by the Committee pursuant to Section 18 in accordance with Section 424(a) of the Code.  The Committee may change the Designated Percentage with respect to any future Offering Period, and the Committee may determine with respect to any prospective Offering Period that the option price shall be the Designated Percentage of the Fair Market Value of a Share of the Common Stock on the Purchase Date (without reference to the Fair Market Value of a Share of Common Stock on the Offering Date).

(w)          “Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.

(x)            “Share” means a share of Common Stock, as adjusted in accordance with Section 18 of the Plan.

(y)           “Subsidiary” means any entity treated as a corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, within the meaning of Code Section 424(f), whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(z)            “Trading Day” shall mean a day on which U.S. national stock exchanges and the National Market System are open for trading and the Common Stock is being publicly traded on one or more of such markets.

3.             Eligibility.

(a)           Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of this Section 3, Section 5(a) and the limitations imposed by Section 423(b) of the Code.

(b)           Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) if such option would permit his or her rights to purchase Common Stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(c)           All Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided that individuals participations in a sub-plan adopted pursuant to Section 24 which is not designed to qualify under Code Section 423 need not have the same rights and privileges as Employees participating in the Code Section 423 Plan.

4.             Offering Periods.  The Plan shall be implemented by a series of Offering Periods of approximately three (3) months’ duration, with new Offering Periods commencing on February 1, May 1, August 1 and November 1 of each year and ending on the following April 30, July 31, October 31 and January 31, respectively.  Except as otherwise determined by the Committee to the extent permitted under the Plan, the first Offering Period shall commence on August 1, 2006.  The Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future Offering Periods if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected, subject to compliance with Applicable Laws.

5.             Participation.

(a)           An eligible Employee may become a Participant in the Plan by completing a subscription agreement and any other required documents (“Enrollment Documents”) provided by the Company and submitting them to the Company or, as applicable, the stock brokerage or other financial services firm designated by the Company (“Designated Broker”) within the period set by the Committee with respect to a given Offering Period.  The Enrollment Documents and their submission may be electronic, as directed by the Company.

(b)           Payroll deductions shall commence on the date of the first paycheck paid on or after the Offering Date and shall end on the date of the last paycheck paid on or prior to the Purchase Date of the Offering Period to which the Enrollment Documents are applicable, unless sooner terminated by the Participant as provided in Section 10.

(c)           Once an eligible Employee becomes a Participant in the Plan, he or she will automatically participate in all subsequent Offering Periods at the same Contribution rate, unless he or she (i) submits new Enrollment Documents or (ii) withdraws from participation in the Plan as provided in Section 10 of the Plan.

6.             Method of Payment of Contributions.

(a)           A Participant shall elect to have payroll deductions made on each payday during the Offering Period at the rate of any whole percentage of the Participant’s Compensation not less than one percent (1%) and not more than ten percent (10%) (or such greater percentage as the Committee may establish from time to time before an Offering Date).  All Contributions made by a Participant will be credited to a bookkeeping account in his or her name under the Plan.  A Participant may not make any additional payments into the Plan.  Notwithstanding the foregoing, in locations in which Applicable Law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Committee, and such Employees shall be deemed to be participating in a sub-plan, unless the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan.

(b)           The Committee may establish rules pertaining to the changes to the rate of a Participant’s Contributions, limiting the frequency with which Participants may change his or her rate of participation, the timing of the elections for such changes, and whether or not changes may effectuate an increase in Contributions or only a decrease in Contributions.  A Participant may change his or her rate of Contributions with respect to current or future Offering Periods by filing new Enrollment Documents at such times and on such terms as specified by the Committee.

(c)           To the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant’s payroll deductions may be decreased by the Company to 0% during any Offering Period scheduled to end during the current calendar year.  Payroll deductions shall re-commence at the rate provided in such Participant’s then-effective Enrollment Documents at the beginning of the first Offering Period that is scheduled to end in the following calendar year.  In addition, a Participant’s payroll deductions may be decreased by the Company to 0% at any time during an Offering Period in order to avoid unnecessary payroll contributions as a result of application of the maximum share limit set forth in Section 8, in which case payroll deductions shall re-commence at the rate provided in such Participant’s then-effective Enrollment Documents at the beginning of the next Offering Period.

7.             Grant of Option.  On the Offering Date of each Offering Period, each eligible Employee shall be granted an option to purchase on each Purchase Date a number of Shares of the Company’s Common Stock determined by dividing the accumulated Contributions credited to the Participant’s account as of the Purchase Date by the applicable Purchase Price.  An option will expire upon the earliest to occur of (i) the failure of a newly eligible Employee to complete and submit the Enrollment Documents by the date determined by the Committee with respect to that Offering Period, (ii) the termination of a Participant’s participation in the Plan, (iii) the exercise of the option on the Purchase Date or (iv) the termination of the Offering Period as provided in the Plan.

8.             Exercise of Option.

(a)           Unless a Participant withdraws from the Plan as provided in Section 10, and except as otherwise provided in Sections 7, 18 or 19, the Participant’s option for the purchase of Shares will be exercised automatically on the Purchase Date of the Offering Period for the purchase of that number of whole Shares that can be purchased under the option with the accumulated Contributions credited to the Participant’s account at the applicable Purchase Price.  Notwithstanding the foregoing, and in addition to any other limitations set forth in the Plan and under Applicable Law, the maximum number of Shares a Participant may purchase during each Offering Period shall be                                  Shares and the maximum number of Shares that all Participant may purchase in the aggregate during each Offering Period shall be                   Shares, in each case subject to any adjustment pursuant to Section 18 below.  The Company shall retain the full amount of Contributions used to purchase Common Stock as payment for the Common Stock.

(b)           For tax purposes, the Shares purchased upon exercise of an option hereunder shall be deemed to be sold to the Participant on the Purchase Date.  The Company or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes and/or social insurance as required by Applicable Law.  Each Participant is responsible for the payment of all individual tax liabilities arising under the Plan, including with respect to the sale or other disposition of Shares acquired under the Plan.

9.             Delivery.

(a)           The Company will deliver Shares purchased under the Plan (or a record thereof) as promptly as possible.  The Committee may permit or require that Shares purchased under the Plan be deposited directly with the Designated Broker, and the Committee may utilize electronic or automated methods of Share transfer. The Committee may require that Shares be retained with the Designated Broker for a designated period of time and/or may establish other procedures to permit tracking of “disqualifying dispositions” of such Shares.  A “disqualifying disposition” is any sale or other disposition which is made within two years after the Offering Date or within one year after the Purchase Date.  A “qualifying disposition” will occur if the sale or other disposition of the Shares is made after the Shares have been held for more than two years after the Offering Date and more than one year after the Purchase Date.  Participants are urged to consult their personal tax advisors regarding the specific U.S. federal, state, local and foreign income and other tax consequences applicable to dispositions.

(b)           The Committee may in its discretion direct the Company to retain in a Participant’s account for the subsequent Offering Period any payroll deductions which are not sufficient to purchase a whole Share of Common Stock or return such amount to the Participant. Any other amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant.

(c)           No Participant shall have any voting, dividend, or other stockholder rights with respect to Shares subject to any option granted under the Plan until the Shares subject to the option have been purchased and delivered to the Participant as provided in this Section 9.

10.           Voluntary Withdrawal; Termination of Employment.

(a)           A Participant may terminate his or her participation in the Plan and withdraw all of the Contributions credited to his or her account under the Plan prior to a Purchase Date by submitting a completed “Notice of Withdrawal” form to the Company (or, as applicable, the Designated Broker).  As soon as practicable following the Company’s receipt of the Notice of Withdrawal, all of the Participant’s Contributions credited to his or her account will be returned without any interest thereon, and no further Contributions for the purchase of Shares will be made during the Offering Period.  The Committee may establish rules (i) pertaining to the timing of withdrawals, (ii) limiting the frequency with which Participants may withdraw and re-enroll and (iii) imposing a waiting period on Participants wishing to re-enroll following withdrawal.

(b)           Upon termination of the Participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto, and his or her option will be automatically terminated.

(c)           The Committee may establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, and the Committee may establish termination-of-employment procedures for this Plan that are independent of similar rules established under other benefit plans of the Company and its Designated Subsidiaries; provided that such procedures are not in conflict with the requirements of Section 423 of the Code.

11.           Interest.  No interest shall accrue on the Contributions of a Participant in the Plan.

12.           Stock.

(a)           Subject to adjustment as provided in Section 18, the maximum number of Shares that may be made available for sale and which may be issued under the Plan shall be           shares outstanding after the IPO] Shares.  The Shares may consist, in whole or in part, of unissued Shares, treasury Shares, or Shares purchased by the Company on the open market.  The issuance of Shares pursuant to the Plan shall reduce the total number of Shares that may be made available for sale and which may be issued under the Plan.

(b)           If the Committee determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (1) the number of Shares of Common Stock that were available for sale under the Plan as of the Offering Date, or (2) the number of Shares available for sale under the Plan with respect to that Offering Period, the Committee may in its sole discretion provide for a pro rata allocation of the Shares of Common Stock available for purchase in that Offering Period in as uniform a manner as shall be practicable and equitable among all Participants in that Offering Period and either (i) continue the Plan or (ii) terminate the Plan pursuant to Section 19 below.

13.           Administration.

(a)           The Committee will have the authority and responsibility for the day-to-day administration of the Plan as well as the authority and responsibility specifically provided in this Plan, in addition to any other duties, responsibilities and authority delegated to the Committee by the Board.  The Committee may delegate to one or more individuals the day-to-day administration of the Plan.  The Committee shall have full power and authority to (i) adopt, amend and rescind any Plan rules which it deems desirable and appropriate for the proper administration of the Plan, (ii) construe and interpret the provisions of the Plan, (iii) supervise the administration of the Plan, (iv) make factual determinations relevant to Plan entitlements and (v) take all other actions in connection with administration of the Plan as it deems necessary or advisable, consistent with any delegation from the Board.  Decisions of the Board and the Committee shall be final and binding upon all participants.

(b)           Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the timing of future Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.

14.           Designation of Beneficiary.  The Committee may establish rules pertaining to the designation by the Participant of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering Period.

15.           Transferability.   During his or her lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by him or her.  Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or the receipt of Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10.

16.           Use of Funds.  All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17.           Reports.  Individual accounts will be maintained for each Participant in the Plan.  Statements of account will be provided to Participants by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

18.           Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)           Adjustment.  Subject to any required action by the stockholders of the Company, in the event of any change in the Common Stock subject to the Plan or subject to or underlying any outstanding option, by reason of any stock dividend, stock split, reverse stock split, reorganization, recapitalization, merger, consolidation, spin-off, combination, exchange of Shares of Common Stock or other corporate exchange, or any distribution or dividend to stockholders of Common Stock (whether paid in cash or otherwise) or any transaction similar to the foregoing, the Board in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable to (i) the number and kind of Shares or other securities that have been authorized for issuance under the Plan but have not yet been placed under option, including the number of Shares of Common Stock set forth in Section 12(a) above (collectively, the “Reserves”), (ii) the maximum number of Shares of Common Stock that may be purchased by a Participant and/or by all Participants in an Offering Period as set forth in

Section 8, (iii) the number and kind of Shares or other securities covered by each option under the Plan that has not yet been exercised, (iv) the Purchase Price per Share of Common Stock covered by each option under the Plan that has not yet been exercised and (v) any other affected terms of the Plan or any outstanding option.  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b)           Corporate Transactions.

(i)            In the event of a dissolution or liquidation of the Company, and unless otherwise provided by the Board, (i) any Offering Period then in progress, and any options outstanding thereunder will terminate prior to the consummation of such transaction and (ii) all Contributions will be refunded to the Participants.

(ii)           In the event of a Corporate Transaction, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor entity, (2) a date established by the Board on or before the date of consummation of such Corporate Transaction shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, (3) all outstanding options shall terminate and all Contributions will be refunded to the Participants, or (4) all outstanding options shall continue unchanged.

19.           Amendment or Termination.  The Board may, at any time and for any reason, terminate, suspend or amend the Plan; provided, however, that no such actions may adversely affect outstanding options except as provided in Section 18 and this Section 19.  Notwithstanding the foregoing, the Board may terminate or suspend the Plan and/or an on-going Offering Period if the Board determines that such action is in the best interests of the Company and the stockholders.  Upon a termination or suspension of the Plan, the Board may in its discretion (i) return without interest, the Contributions credited to Participants’ accounts to such Participants or (ii) set an earlier Purchase Date with respect to an Offering Period then in progress. The Company shall obtain stockholder approval of any amendments or terminations in such a manner and to such a degree as required by Applicable Law.

20.           Notices.  All notices or other communications by an Employee to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.           Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.  In connection with the granting or exercise of an option, the Company may require a Participant to make such representations and warranties which, in the opinion of counsel for the Company, are required by Applicable Law.

22.           Term of Plan; Effective Date.  This Plan shall be effective on the Effective Date, subject to approval of the stockholders of the Company within twelve (12) months before or after its date of adoption by the Board.  It shall continue in effect for a term of ten (10) years from the Effective Date unless sooner terminated under Section 19.

23.           Additional Restrictions of Rule 16b-3.  The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3.  This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24.           Rules for Foreign Jurisdictions.  The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of Applicable Laws. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not the Plan.  The Committee may also adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 12, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

25.           No Enlargement of Rights.  Nothing contained in this Plan shall be deemed to give any Employee or other individual the right to be retained in the employ or service of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee or other individual at any time, for any reason or no reason, with or without notice.

26.           Lock-Up.  By electing to participate in the Plan, the Participant agrees that the Company (or a representative of the underwriter(s)) may, in connection with any underwritten registration of the offering of any securities of the Company under the Securities Act, require that the Participant not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by the Participant (including but not limited to any Shares purchased under the Plan), for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act.  The Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto.  In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to Shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

27.           Governing Law.  This Plan shall be governed by applicable laws of the State of Delaware.